UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2026

F&M Bank Corp.
(Exact name of registrant as specified in its charter)

Virginia	000-13273	54-1280811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 1111

Timberville, Virginia 22853

(540) 896-8941

(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

F & M Bank Corp. (the “Company”) held its annual meeting of shareholders on May 16, 2026. At the annual meeting, we asked our common shareholders to vote on the following three proposals:

•	to elect four directors to serve a three-year term and one director to serve a one-year term (Proposal 1);

•	to ratify of the appointment of Elliott Davis, PLLC as our independent registered public accounting firm for 2026 (Proposal 2); and

•	to approve the compensation of our named executive officers (an advisory, non-binding “Say on Pay” resolution) (Proposal 3).

The final voting results for the meeting are as follows:

Proposal 1: Election of Directors

The following directors were elected with the following votes to serve until the 2029 annual meeting of shareholders, or until their successor is duly elected and qualified:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Hannah W. Hutman	1,701,595	26,641	835,627
A. Michael Wilkerson	1,701,596	26,640	835,627
John A. Willingham	1,712,745	15,491	835,627

Dean W. Withers	1,678,332	49,904	835,627

The following director was elected with the following votes to serve until the 2027 annual meeting of shareholders, or until his successor is duly elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Bret V. Harrison	1,712,745	15,491	835,627

Proposal 2: Ratification of Appointment of Elliott Davis, PLLC

The appointment of Elliott Davis, PLLC as our independent registered public accounting firm for 2026 was approved with the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
2,561,366	2,395	102	-

Proposal 3: Say on Pay

The compensation of our named executive officers was approved with the following non-binding votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
1,633,673	64,861	29,702	835,627

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F & M Bank Corp.

Date: May 19, 2026	By:	/s/ Lisa F. Campbell
Lisa F. Campbell Executive Vice President and Chief Financial Officer

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